Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax www.AmericanCapital.com

FOR IMMEDIATE RELEASE

May 4, 2010

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL REPORTS $0.17 PER DILUTED SHARE NET OPERATING

INCOME AND $0.65 PER DILUTED SHARE NET EARNINGS

Bethesda, MD – May 4, 2010 – American Capital, Ltd. (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended March 31, 2010 of $49 million, or $0.17 per diluted share. Net earnings (loss) less appreciation and (depreciation) (“Net Realized Loss”) for the quarter was $(77) million, or $(0.27) per diluted share. For the quarter ended March 31, 2010, the Company reported net earnings of $187 million, or $0.65 per diluted share.

Q1 2010 FINANCIAL SUMMARY

•	$49 million NOI
•	$357 million net unrealized appreciation of portfolio investments
•	$(107) million net realized loss on portfolio investments
•	$187 million net earnings
✓	$734 million improvement over Q1 2009
•	$163 million of cash proceeds from realizations
•	$8.98 net asset value (“NAV”) per share
✓	$0.69 per share, or 8%, improvement over Q4 2009 NAV per share of $8.29
✓	$8.31 pro forma NAV per share as adjusted for April 2010 $295 million equity offering
•	$820 million of unrestricted cash and cash equivalents as of March 31, 2010
•	$1.2 billion of unrestricted cash and cash equivalents as of April 30, 2010

“We’ve certainly seen progress in this past year in the economy, the capital markets and our performance,” said Malon Wilkus, Chairman and Chief Executive Officer. “We believe the economic recovery is well underway and that’s reflected in the performance of our investments. We have now experienced three consecutive quarters of net unrealized appreciation of our portfolio investments after two years of net unrealized depreciation. We are optimistic that if the economy and capital markets continue to improve, we should see the improvement reflected in our asset valuations and net asset value.”

NET OPERATING INCOME

NOI decreased to $49 million, or $0.17 per diluted share, for the quarter ended March 31, 2010 compared to $64 million, or $0.31 per diluted share, for the comparable quarter in 2009.

NET REALIZED LOSS

Net Realized Loss increased to $(77) million, or $(0.27) per diluted share, for the quarter ended March 31, 2010 compared to $(55) million, or $(0.27) per diluted share, for the comparable quarter in 2009.

American Capital, Ltd.

May 4, 2010

NET EARNINGS (LOSS)

Net earnings (loss) improved to $187 million, or $0.65 per diluted share, for the quarter ended March 31, 2010 compared to $(547) million, or $(2.65) per diluted share, for the comparable quarter in 2009.

PORTFOLIO VALUATION

For the quarter ended March 31, 2010, net unrealized appreciation of investments totaled $264 million. The primary components of the net unrealized appreciation were:

•

$50 million of appreciation on American Capital’s investment in European Capital Limited primarily due to appreciation in the NAV of European Capital Limited offset by $15 million of foreign currency net depreciation on the investment;

✓	The equity investment in European Capital is valued at $0.3 billion compared to European Capital’s NAV of approximately $0.8 billion.
•	$111 million of net appreciation of American Capital’s private finance portfolio primarily a result of improved portfolio company performance and improved multiples; and
•	$103 million of reversals of prior unrealized depreciation associated with net realized losses on portfolio investments.

As of March 31, 2010, NAV per share was $8.98, an increase of $0.69 per share from a NAV per share of $8.29 as of December 31, 2009.

“In April, we raised $295 million of our equity at an approximately 5% discount to our closing price from institutions that have significant experience investing in financial institutions. We will put this new capital to work investing in new and existing portfolio companies, debt repayment and general corporate purposes,” said John Erickson, Chief Financial Officer. “This is a strong vote of confidence in our ability to grow shareholder value. This new capital plus asset appreciation, together with additional liquidity events has increased our cash balance to $1.2 billion, improved our asset coverage ratio and strengthened our balance sheet.”

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the first quarter of 2010, $163 million of cash proceeds were received from realizations of portfolio investments and exits, which were 3.7% lower than the prior quarter’s valuations of the investments. There was $84 million in new committed investments during the quarter. The weighted average effective interest rate on the Company’s private finance debt investments as of March 31, 2010 was 10.3%, 40 basis points higher than as of December 31, 2009. Unrestricted cash and cash equivalents totaled $820 million as of March 31, 2010 and $1.2 billion as of April 30, 2010.

As of March 31, 2010, loans with a fair value of $263 million were on non-accrual representing 7.0% of total loans at fair value, compared to $290 million fair value of non-accrual loans representing 7.8% of total loans at fair value as of December 31, 2009.

American Capital, Ltd.

May 4, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of March 31, 2010, December 31, 2009 and March 31, 2009

(in millions, except per share amounts)

	Q1 2010	Q4 2009	Q1 2010 Versus Q4 2009		Q1 2009	Q1 2010 Versus Q1 2009
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $9,013, $9,158 and $10,707, respectively)	$5,698	$5,575	$123	2%	$6,839	$(1,141)	-17%
Cash and cash equivalents	820	835	(15)	-2%	88	732	832%
Restricted cash and cash equivalents	79	96	(17)	-18%	68	11	16%
Interest receivable	39	38	1	3%	44	(5)	-11%
Derivative agreements at fair value	2	1	1	100%	10	(8)	-80%
Other	119	127	(8)	-6%	162	(43)	-27%

Total assets	$6,757	$6,672	$85	1%	$7,211	$(454)	-6%

Liabilities and Shareholders’ Equity
Debt	$4,026	$4,142	$(116)	-3%	$4,377	$(351)	-8%
Derivative agreements at fair value	109	102	7	7%	102	7	7%
Other	96	99	(3)	-3%	78	18	23%

Total liabilities	4,231	4,343	(112)	-3%	4,557	(326)	-7%

Commitments and contingencies

Shareholders’ equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 292.9, 292.9 and 225.8 issued and 281.3, 280.9 and 215.4 outstanding, respectively	3	3	—	—	2	1	50%
Capital in excess of par value	6,745	6,735	10	0%	6,591	154	2%
(Distributions in excess of) undistributed net realized earnings	(786)	(709)	(77)	-11%	21	(807)	NM
Net unrealized depreciation of investments	(3,436)	(3,700)	264	7%	(3,960)	524	13%

Total shareholders’ equity	2,526	2,329	197	8%	2,654	(128)	-5%

Total liabilities and shareholders’ equity	$6,757	$6,672	$85	1%	$7,211	$(454)	-6%

Net asset value per common share	$8.98	$8.29	$0.69	8%	$12.32	$(3.34)	-27%

American Capital, Ltd.

May 4, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2010 and 2009

(in millions, except per share data)

(unaudited)

	Three Months Ended March 31,		Three Months Ended March 31, 2010 Versus 2009
	2010	2009	$	%
Operating Income
Interest and dividend income	$150	$179	$(29)	-16%
Fee income	14	16	(2)	-13%

Total operating income	164	195	(31)	-16%

Operating Expenses
Interest	57	52	5	10%
Salaries, benefits and stock-based compensation	34	53	(19)	-36%
General and administrative	24	26	(2)	-8%

Total operating expenses	115	131	(16)	-12%

Net Operating Income	49	64	(15)	-23%

Net gain on extinguishment of debt	—	12	(12)	-100%

Net realized loss on investments
Portfolio company investments	(107)	(79)	(28)	-35%
Foreign currency transactions	(3)	(2)	(1)	-50%
Derivative agreements and option agreements	(16)	(50)	34	68%

Total net realized loss on investments	(126)	(131)	5	4%

Net Realized Loss	(77)	(55)	(22)	-40%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	357	(525)	882	NM
Foreign currency translation	(87)	(69)	(18)	-26%
Derivative and option agreements	(6)	102	(108)	NM

Total net unrealized appreciation (depreciation) of investments	264	(492)	756	NM

Net Increase (Decrease) in Net Assets Resulting from Operations (“Net Earnings (Loss)”)	$187	$(547)	$734	NM

Net Operating Income per Common Share
Basic	$0.17	$0.31	$(0.14)	-45%
Diluted	$0.17	$0.31	$(0.14)	-45%
Net Realized Loss per Common Share
Basic	$(0.27)	$(0.27)	$—	—
Diluted	$(0.27)	$(0.27)	$—	—
Net Earnings (Loss) per Common Share
Basic	$0.66	$(2.65)	$3.31	NM
Diluted	$0.65	$(2.65)	$3.30	NM
Weighted Average Shares of Common Stock Outstanding
Basic	283.7	206.6	77.1	37%
Diluted	286.0	206.6	79.4	38%
Dividends Declared per Common Share	$—	$—	$—	—

NM = Not meaningful.

American Capital, Ltd.

May 4, 2010

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended March 31, 2010, December 31, 2009 and March 31, 2009

(in millions, except per share data)

(unaudited)

			Q1 2010 Versus Q4 2009			Q1 2010 Versus Q1 2009
	Q1 2010	Q4 2009	$	%	Q1 2009	$	%
Assets Under Management
American Capital Assets at Fair Value(1)	$6,757	$6,672	$85	1%	$7,211	$(454)	-6%
Externally Managed Assets at Fair Value(2)	6,967	5,802	1,165	20%	3,659	3,308	90%

Total	$13,724	$12,474	$1,250	10%	$10,870	$2,854	26%

Capital Resources Under Management
American Capital Assets at Fair Value plus Available Capital Resources(1)	$6,757	$6,672	$85	1%	$7,234	$(477)	-7%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	7,185	6,020	1,165	19%	3,884	3,301	85%

Total	$13,942	$12,692	$1,250	10%	$11,118	$2,824	25%

New Investments
Senior Debt	$—	$12	$(12)	-100%	$27	$(27)	-100%
Subordinated Debt	81	—	81	100%	5	76	1520%
Preferred Equity	1	4	(3)	-75%	8	(7)	-88%
Common Equity	2	7	(5)	-71%	—	2	100%

Total	$84	$23	$61	265%	$40	$44	110%

Add-on Financing for Working Capital in Distressed Situations	$8	$17	$(9)	-53%	$25	$(17)	-68%
Add-on Financing for Acquisitions	—	3	(3)	-100%	—	—	—
Add-on Financing for Growth and Working Capital	1	2	(1)	-50%	—	1	100%
Add-on Financing for Recapitalizations	75	1	74	NM	15	60	400%

Total	$84	$23	$61	265%	$40	$44	110%

Realizations
Principal Prepayments	$90	$88	$2	2%	$42	$48	114%
Loan Syndications and Sales	15	303	(288)	-95%	8	7	88%
Scheduled Principal Amortization	7	12	(5)	-42%	10	(3)	-30%
Payment of Accrued Payment-in-kind Notes and Dividends and Accreted Loan Discounts	2	16	(14)	-88%	4	(2)	-50%
Sale of Equity Investments	49	57	(8)	-14%	15	34	227%

Total	$163	$476	$(313)	-66%	$79	$84	106%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$8	$3	$5	167%	$8	$—	—
Gross Realized Loss	(115)	(285)	170	60%	(87)	(28)	-32%

Portfolio Net Realized Loss	(107)	(282)	175	62%	(79)	(28)	-35%
Foreign Currency	(3)	(1)	(2)	-200%	(2)	(1)	-50%
Derivative and Option Agreements	(16)	(19)	3	16%	(50)	34	68%

Net Realized Loss	(126)	(302)	176	58%	(131)	5	4%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	195	163	32	20%	33	162	491%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(84)	(141)	57	40%	(453)	369	81%

Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	111	22	89	405%	(420)	531	NM
Net Unrealized Appreciation (Depreciation) of European Capital Limited Investment	50	102	(52)	-51%	(13)	63	NM
Net Unrealized Appreciation of European Capital Limited Foreign Currency Translation	69	22	47	214%	56	13	23%
Net Unrealized Depreciation of American Capital Agency Corp.	(2)	(5)	3	60%	(18)	16	89%
Net Unrealized Appreciation (Depreciation) of American Capital, LLC	26	10	16	160%	(162)	188	NM
Net Unrealized Depreciation of Structured Products	—	(25)	25	100%	(46)	46	100%
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	103	284	(181)	-64%	78	25	32%

American Capital, Ltd.

May 4, 2010

			Q1 2010 Versus Q4 2009			Q1 2010 Versus Q1 2009
	Q1 2010	Q4 2009	$	%	Q1 2009	$	%
Net Unrealized Appreciation (Depreciation) of Portfolio Investments	357	410	(53)	-13%	(525)	882	NM
Foreign Currency Translation	(87)	(26)	(61)	-235%	(69)	(18)	-26%
Derivative Agreements and Other	(6)	6	(12)	NM	53	(59)	NM
Reversal of Prior Period Net Unrealized Depreciation on Option Agreements	—	—	—	—	49	(49)	-100%

Net Unrealized Appreciation (Depreciation) of Investments	264	390	(126)	-32%	(492)	756	NM

Net Gains, Losses, Appreciation and Depreciation	$138	$88	$50	57%	$(623)	$761	NM

Other Financial Data
NAV per Share	$8.98	$8.29	$0.69	8%	$12.32	$(3.34)	-27%
Debt at Cost	$4,026	$4,142	$(116)	-3%	$4,377	$(351)	-8%
Debt at Fair Value	$3,955	$3,929	$26	1%	$2,722	$1,233	45%
Market Capitalization	$1,429	$685	$744	109%	$403	$1,026	255%
Total Enterprise Value(3)	$4,635	$3,992	$643	16%	$4,692	$(57)	-1%
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.3%	9.9%	0.4%	4%	9.5%	0.8%	8%
Loans on Non-Accrual at Cost	$671	$811	$(140)	-17%	$1,061	$(390)	-37%
Loans on Non-Accrual at Fair Value	$263	$290	$(27)	-9%	$214	$49	23%
Non-Accrual Loans at Cost as a Percentage of Total Loans	15.4%	18.1%			17.1%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	7.0%	7.8%			4.4%
Past Due Loans at Cost	$47	$88	$(41)	-47%	$36	$11	31%
Debt to Equity Conversions at Cost	$77	$54	$23	43%	$35	$42	120%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	1.9%	2.1%			6.1%
LTM Realized (Loss) Earnings Return on Average Equity at Cost	-11.3%	-10.7%			4.3%
LTM Net Loss Return on Average Equity	-7.6%	-37.3%			-64.2%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	3.2%	1.2%			3.9%
Current Quarter Realized Loss Return on Average Equity at Cost Annualized	-5.1%	-18.4%			-3.4%
Current Quarter Earnings Return (Loss) on Average Equity Annualized	30.7%	18.9%			-75.4%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes American Capital Agency Corp., American Capital Equity I, American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.

May 4, 2010

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Pre-2001-2010 Aggregate	2005-2010 Aggregate
IRR - Fair Value - All Investments(2)	7.9%	18.1%	7.9%	20.9%	13.2%	2.9%	7.2%	-10.5%	-2.5%	—	—	4.5%	-0.9%
IRR - Fair Value - Equity Investments Only(2)(3)(4)	5.8%	46.9%	11.4%	28.7%	27.6%	-8.2%	12.7%	-16.5%	-9.6%	—	—	2.5%	-5.0%
IRR - Exited Investments(5)	8.6%	20.2%	9.1%	23.5%	17.0%	23.9%	9.7%	-3.3%	-74.9%	—	—	13.0%	11.5%
Original Investments and Commitments	$1,065	$376	$962	$1,434	$2,266	$4,636	$5,179	$7,328	$1,021	$—	$—	$24,267	$18,164
Total Exits and Prepayments of Original Investments and Commitments	$998	$353	$757	$1,083	$1,830	$2,096	$3,277	$3,151	$55	$—	$—	$13,600	$8,579
Total Interest, Dividends and Fees Collected	$386	$142	$307	$365	$540	$696	$785	$815	$154	$—	$—	$4,190	$2,450
Total Net Realized (Loss) Gain on Investments	$(128)	$(4)	$(90)	$142	$29	$293	$(92)	$(377)	$(50)	$—	$—	$(277)	$(226)
Current Cost of Investments	$76	$23	$196	$331	$471	$2,326	$1,570	$3,221	$799	$—	$—	$9,013	$7,916
Current Fair Value of Investments	$20	$2	$136	$418	$351	$1,224	$1,249	$1,691	$607	$—	$—	$5,698	$4,771
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.4%	0.0%	2.4%	7.3%	6.2%	21.5%	21.9%	29.7%	10.6%	—	—	100.0%	83.7%
Net Unrealized Appreciation (Depreciation)	$(56)	$(21)	$(60)	$87	$(120)	$(1,102)	$(321)	$(1,530)	$(192)	$—	$—	$(3,315)	$(3,145)
Non-Accruing Loans at Cost	$18	$14	$27	$—	$39	$99	$136	$334	$4	$—	$—	$671	$573
Non-Accruing Loans at Fair Value	$20	$2	$20	$—	$11	$78	$58	$70	$4	$—	$—	$263	$210
Equity Interest at Fair Value(3)	$—	$—	$1	$191	$73	$554	$422	$394	$138	$—	$—	$1,773	$1,508
Debt to EBITDA(6)(7)(8)	7.0	NM	8.1	4.5	6.2	4.6	5.3	6.9	6.3	—	—	5.9	5.9
Interest Coverage(6)(8)	1.9	NM	0.9	2.7	2.1	2.4	2.5	2.2	1.4	—	—	2.2	2.2
Debt Service Coverage(6)(8)	1.9	NM	0.8	2.5	1.5	1.6	2.0	1.9	1.2	—	—	1.8	1.8
Average Age of Companies(8)	37 yrs	25 yrs	50 yrs	40 yrs	45 yrs	29 yrs	31 yrs	28 yrs	25 yrs	—	—	31 yrs	29 yrs
Diluted Ownership Percentage(3)	64%	86%	39%	52%	45%	54%	44%	44%	35%	—	—	46%	46%
Average Sales(8)(9)	$46	$7	$46	$187	$95	$122	$132	$234	$98	$—	$—	$159	$166
Average EBITDA(8)(10)	$4	$—	$9	$36	$23	$24	$36	$40	$28	$—	$—	$33	$34
Average EBITDA Margin	8.7%	—	19.6%	19.3%	24.2%	19.7%	27.3%	17.1%	28.6%	—	—	20.8%	20.5%
Total Sales(8)(9)	$70	$267	$169	$1,269	$820	$1,954	$5,854	$8,107	$1,190	$—	$—	$19,700	$17,105
Total EBITDA(8)(10)	$6	$4	$18	$179	$167	$323	$896	$1,538	$234	$—	$—	$3,365	$2,991
% of Senior Loans(8)(11)	86%	21%	57%	61%	41%	38%	37%	62%	26%	—	—	47%	46%
% of Loans with Lien(8)(11)	100%	68%	100%	100%	91%	89%	93%	93%	61%	—	—	89%	87%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment.
(2)	Assumes investments are exited at current fair value.
(3)	Excludes investments in structured products.
(4)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)	Includes exited securities of existing portfolio companies.
(6)	These amounts do not include investments in which we own only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in structured products, managed funds and American Capital, LLC.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.

American Capital, Ltd.

May 4, 2010

SHAREHOLDER CALL

American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 5, 2010 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 68310346. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q1 2010 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 4:00 pm ET May 5, 2010 until 11:59 pm ET May 19, 2010. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The access code for both domestic and international callers is 68310346.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital currently has $13.9 billion in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.